Elicio Therapeutics Reports Third Quarter 2024 Financial Results and Provides Corporate Updates AMPLIFY-7P Phase 2 randomized study anticipated to complete enrollment in Q4 2024; formal interim analysis of disease-free survival (“DFS”) expected in H1 2025 Poster presentation at the Society for Immunotherapy of Cancer (“SITC”) 2024 Annual Meeting highlighted AMPLIFY-7P Phase 1a translational data, demonstrating durable T cell response and antigen spreading in patients with KRAS mutant tumors Elicio to provide updated relapse-free survival (“RFS”) and overall survival (“OS”) data from AMPLIFY-201 study in an oral presentation at the 2024 European Society for Medical Oncology (“ESMO”) Immuno- Oncology Congress Strengthened cash position, expected to support operations beyond the anticipated AMPLIFY-7P Phase 2 interim analysis BOSTON – Nov. 13, 2024 – Elicio Therapeutics, Inc. (Nasdaq: ELTX, “Elicio Therapeutics” or “Elicio”), a clinical-stage biotechnology company developing a pipeline of novel immunotherapies for the treatment of cancer, today reported financial results for the third quarter ended September 30, 2024 and provided recent corporate and clinical updates. “We have made significant pipeline progress advancing our novel cancer immunotherapies, and we remain highly encouraged by the potential for our platform to provide a meaningful, broadly applicable, off-the-shelf therapeutic vaccine to treat common cancer types,” said Robert Connelly, Chief Executive Officer of Elicio. “During the third quarter and at the recent SITC conference, we presented data from our Phase 1a trial of ELI- 002 in mKRAS-driven solid tumors, showing tumor biomarker reductions, robust T cell responses, antigen- spreading—and a potential DFS benefit. Our lead seven peptide ELI-002 program continues to be evaluated in a 135-patient randomized study in pancreatic ductal adenocarcinoma. Patient recruitment rates have exceeded initial expectations, reflecting high levels of investigator and patient interest. We continue to anticipate completion of enrollment in Q4 2024 and expect to conduct a pre-planned interim analysis, including DFS, in H1 2025. We are pleased to have strengthened our balance sheet, and such funding is expected to support operations into Q2 2025, beyond the anticipated AMPLIFY-7P interim analysis.” Mr. Connelly continued, “In addition to our mKRAS targeting programs, we have also advanced ELI-007 and ELI-008, targeting mBRAF and mTP53, respectively, and we look forward to providing additional information about these programs and our plans to advance these therapies into the clinic in H1 2025.” Recent Highlights • In November 2024, Elicio presented a poster, “AMPLIFY-7P Phase 1a: Lymph node-targeted amphiphile therapeutic cancer vaccine in patients with high relapse risk KRAS mutated pancreatic ductal adenocarcinoma and colorectal cancer” highlighting ELI-002 clinical data at the SITC Annual Meeting, with translational data demonstrating durable T cell responses against mutant KRAS antigens, antigen spreading, as well as a correlation between T cell response and DFS.

• In November 2024, Elicio shared a pre-print manuscript detailing Elicio’s novel AMP-DNA adjuvants on BioRxIV. The manuscript “Amphiphile-engineered DNA adjuvants stimulate strong type I IFN production in lymph nodes via cytosolic danger-sensing to induce potent cellular and humoral immunity in mice and non-human primates” demonstrates a new suite of AMP-DNA adjuvants uniquely able to elicit robust T cell and humoral immune responses in mice and non-human primates. • In September 2024, Elicio presented clinical data from the AMPLIFY-7P Phase 1a study at the American Association for Cancer Research (“AACR”) Special Conference in Cancer Research: Advances in Pancreatic Cancer Research, demonstrating robust T-cell responses and preliminary DFS data in patients with pancreatic ductal adenocarcinoma. The plenary presentation by Eileen M. O’Reilly, M.D., Gastrointestinal Medical Oncologist at Memorial Sloan Kettering Cancer Center, featured clinical results previously announced in June. • In August 2024, Elicio received a $1.5M grant from the Gastro-Intestinal Research Foundation to support continued development of vaccines targeting p53 and BRAF mutations. • In July 2024, a $11.5M underwritten public offering was completed and, in August, the Company closed a $20M private placement of convertible notes. Upcoming Anticipated Clinical Milestones • AMPLIFY-201: Provide updated RFS and OS data in an oral presentation at the 2024 ESMO Immuno-Oncology Congress, taking place from December 11-13, 2024, in Geneva, Switzerland. • AMPLIFY-7P: Complete enrollment in the randomized Phase 2 study, expected in Q4 2024. • AMPLIFY-7P: Formal interim Phase 2 analysis, including DFS, reviewed by IDMC in H1 2025. Possible outcomes include: (1) successfully achieving pre-specified criteria for reporting primary endpoint analysis, (2) continuing to final DFS analysis, expected in H2 2025, or (3) meeting pre- specified criteria for futility. Third Quarter 2024 Financial Results R&D expense for the third quarter of 2024 was $7.2 million, compared to $7.3 million for the third quarter of 2023. The decrease of $0.1 million was primarily due to lower clinical trial expenses resulting from the wind down of the ELI-002 Phase 1 trials. G&A expense for the third quarter of 2024 was $3.1 million, compared to $3.5 million for the third quarter of 2023. The decrease of $0.4 million was primarily due to a decrease in external costs related to the Merger in 2023. Net loss for the third quarter of 2024 was $18.8 million, compared to $10.7 million for the third quarter of 2023. Net loss for the third quarter of 2024 includes $8.5 million of non-cash other income resulting from the change in fair value of the warrant liability. Net loss per share for the third quarter of 2024 was $1.39 compared to $1.27 for the third quarter of 2023. Cash and cash equivalents, as of September 30, 2024, were $26.0 million. Elicio has implemented operational changes to reduce expenses and expects current cash and cash equivalents to support operations into the second quarter of 2025, beyond the anticipated AMPLIFY-7P Phase 2 interim analysis.

2024 2023 Operating expenses: Research and development $ 7,208 $ 7,264 General and administrative 3,136 3,507 Total operating expenses 10,344 10,771 Loss from operations (10,344) (10,771) Total other (expense) income, net (8,494) 113 Net loss (18,838) (10,658) Other comprehensive gain (loss): Foreign currency translation adjustment 36 (23) Comprehensive loss $ (18,802) $ (10,681) Net loss per common share, basic and diluted $ (1.39) $ (1.27) Weighted average common shares and pre-funded warrants outstanding, basic and diluted 13,582,345 8,376,384 Three Months Ended September 30, ELICIO THERAPEUTICS, INC. Condensed Consolidated Statements of Operations and Comprehensive Loss (in thousands, except share and per share amounts) (unaudited) September 30, 2024 December 31, 2023 Assets Cash and cash equivalents 26,016$ 12,894$ Other current assets 4,630 3,454 Total current assets 30,646 16,348 Other assets 7,742 10,798 Total assets 38,388$ 27,146$ Liabilities and stockholders' (deficit) equity Current liabilities 9,020$ 9,755$ Long-term liabilities 48,354 6,018 Total liabilities 57,374 15,773 Total stockholders' (deficit) equity (18,986) 11,373 Total liabilities and stockholders' (deficit) equity 38,388$ 27,146$ ELICIO THERAPEUTICS, INC. Condensed Consolidated Balance Sheets (in thousands) (unaudited)

About Elicio Therapeutics Elicio Therapeutics, Inc. (Nasdaq: ELTX) is a clinical-stage biotechnology company advancing novel immunotherapies to prevent the recurrence of high-prevalence cancers, including mKRAS-positive pancreatic and colorectal cancers. Elicio intends to build on recent clinical successes in the personalized cancer vaccine space to develop effective, off-the-shelf vaccines. Elicio’s Amphiphile (“AMP”) technology aims to enhance the education, activation, and amplification of cancer-specific T cells relative to conventional vaccination strategies, with the goal of promoting durable cancer immunosurveillance in patients. Elicio’s ELI-002 lead program is an off-the-shelf vaccine candidate targeting the most common KRAS mutations, which drive approximately 25% of all solid tumors. ELI-002 is being studied in an ongoing, randomized clinical trial in patients with mKRAS-positive pancreatic cancer who completed standard therapy but remain at high risk of relapse. Elicio’s pipeline includes additional off-the-shelf therapeutic cancer vaccines, including ELI-007 and ELI-008, that target BRAF-driven cancers and p53 hotspot mutations, respectively. For more information, please visit www.elicio.com. About ELI-002 Our lead product candidate, ELI-002, is a structurally novel investigational AMP cancer vaccine that targets cancers that are driven by mutations in the KRAS-gene—a prevalent driver of many human cancers. ELI-002 is comprised of two powerful components that are built with our AMP technology consisting of AMP-modified mutant KRAS peptide antigens and ELI-004, an AMP-modified CpG oligodeoxynucleotide adjuvant that is available as an off-the-shelf subcutaneous administration. ELI-002 2P (2-peptide formulation) has been studied in the Phase 1 (AMPLIFY-201) trial in patients with high relapse risk mKRAS-driven solid tumors, following surgery and chemotherapy (NCT04853017). ELI-002 7P (7-peptide formulation) is currently being studied in a Phase 1/2 (AMPLIFY-7P) trial in patients with mKRAS- driven pancreatic cancer (NCT05726864). The ELI-002 7P formulation is designed to provide immune response coverage against seven of the most common KRAS mutations present in 25% of all solid tumors, thereby increasing the potential patient population for ELI-002. About the Amphiphile Platform Our proprietary AMP platform delivers investigational immunotherapeutics directly to the “brain center” of the immune system – the lymph nodes. We believe this site-specific delivery of disease-specific antigens, adjuvants and other immunomodulators may efficiently educate, activate and amplify critical immune cells, potentially resulting in induction and persistence of potent adaptive immunity required to treat many diseases. In preclinical models, we have observed lymph node-specific engagement driving therapeutic immune responses of increased magnitude, function and durability. We believe our AMP lymph node-targeted approach will produce superior clinical benefits compared to immunotherapies that do not engage the lymph nodes based on preclinical studies. Our AMP platform, originally developed at the Massachusetts Institute of Technology, has broad potential in the cancer space to advance a number of development initiatives through internal activities, in-licensing arrangements or development collaborations and partnerships. The AMP platform has been shown to deliver immunotherapeutics directly to the lymph nodes by latching on to the protein albumin, found in the local injection site, as it travels to lymphatic tissue. In preclinical models, we have observed lymph node-specific engagement driving immune responses of increased magnitude, function and durability. Cautionary Note on Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward- looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding the sufficiency of Elicio’s existing cash and cash equivalents to support operations into the second quarter of 2025, beyond Elicio’s anticipated AMPLIFY-7P Phase 2 interim analysis; Elicio’s planned clinical programs, including planned clinical trials, the potential of Elicio’s product candidates, the expected participation and presentation at upcoming conferences and medical meetings, and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Elicio undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, Elicio’s financial condition, including its anticipated cash runway and ability to obtain the funding necessary to advance the development of ELI-002 and any other future product candidates, and Elicio’s ability to continue as a going concern; Elicio’s plans to develop and commercialize its product candidates, including ELI-002; Elicio’s plans to provide additional information about its other mKRAS targeting programs, ELI-007 and ELI- 008, including plans to advance such therapies into the clinic, in the first half of 2025; the timing of initiation of Elicio’s planned clinical trials, including Elicio’s expected completion of the 135-patient enrollment for the AMPLIFY-7P Phase 2 randomized clinical trial in the fourth quarter of 2024; the timing of the availability of data from Elicio’s clinical trials, including updated RFS and OS data from the AMPLIFY-201 trial expected in the fourth quarter of 2024 and formal interim Phase 2 analysis, including DFS analysis, from the AMPLIFY-7P trial expected in the first half of 2025, including possible outcomes; the timing of any planned investigational new drug application or new drug application; Elicio’s plans to research, develop and commercialize its current and future product candidates; and Elicio’s estimates regarding future revenue, expenses, capital requirements and need for additional financing. New factors emerge from time to time, and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks are more fully discussed in the Annual Report on Form 10-K filed with the SEC on March 29, 2024, as amended on April 29, 2024, under the heading “Risk Factors”, and any subsequent reports and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Elicio as of the date of this release. Elicio does not undertake any obligation to update such forward-looking statements to reflect events or circumstances after the date of this release, except to the extent required by law. Investor Relations Contact Carlo Tanzi, Ph.D. ctanzi@kendallir.com